EXHIBIT 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-147449 on Form S-8 of our report dated June 17, 2024 relating to the financial statements of the CMG Hourly 401(k) Plan appearing in this Annual Report on Form 11-K for the year ended December 31, 2023.
/s/ DELOITTE & TOUCHE LLP
Birmingham, Alabama
June 17, 2024

Exhibit 23(a)